EXHIBIT 6

                     HUDSON HOTELS CORPORATION
           1993 NONSTATUTORY DIRECTOR STOCK OPTION PLAN
                      STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT is made and entered into as of the 27 day of November, 1996, by and between HUDSON HOTELS CORPORATION, a New York corporation having its executive offices at One
Airport Way, Suite 200, Rochester International Airport,
Rochester, New York 14624 (herein referred to as the "Company"), and John P. Buza, (herein referred to as the "Optionee").


                            WITNESSETH:

           1. Grant of Option. The Company hereby grants to the Optionee an option to purchase an aggregate of 27,000 shares of the voting common stock of the Company (herein referred to as the "Shares") at a price of $6.375 per share, which is the fair market value of the stock on the day that this option is was authorized by the Compensation Committee. The option shall expire on the tenth anniversary of the date first written above. This option is granted under the HUDSON HOTELS CORPORATION 1993 Nonstatutory Director Stock Option Plan (hereinafter referred to as the "Plan").

           2. Vesting Schedule. This option may be exercised at any time or from time to time as to all or any part of the Shares then available for exercise. The Shares shall become available for exercise as follows:

           One-third (1/3) of the Shares shall become available for exercise immediately;

           One-third (1/3) of the Shares shall become available for exercise on the 1st anniversary of the option date;

           One-third (1/3) of the Shares shall become available for exercise on the 2nd anniversary of the option date.

           3. Manner of Exercise. In order for this option to be exercised, in whole or in part, the Optionee shall give written notice to the Company at its principal office, specify the number of Shares to be purchased and the purchase price being paid, and accompany such notice with payment in full of the option price, and the withholding tax, if any, as determined by the Company under paragraph 12 hereof, by cash, certified check or a bank check payable to the order of the Company. Alternatively, the Optionee may pay for the Shares, in whole or in part, by the delivery of Shares already owned by the Optionee which will be accepted in exchange for their value on the date of exercise. Certificates representing the Shares purchased by the Optionee shall be issued as soon as practicable after the Optionee has complied with the terms of this Section 3.




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4. Death of Optionee. In the event that the Optionee shall die prior to the complete exercise of this option, the vested portion of any remaining option grant may be exercised in whole or in part within ninety (90) days after the date of the Optionee's death and then only: (i) by the Optionee's estate or by or on behalf of such person or persons to whom the Optionee's rights pass under the Optionee's Will or the laws of descent and distribution; and (ii) prior to the expiration of the term of the option.

           5. Disability. In the event that the Optionee shall become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while an employee of the Company and prior to the complete exercise of this option, the vested portion of any remaining option grant may be exercised in whole or in part within six (6) months following the date the Optionee is determined to have become permanently and totally disabled.

           6. Termination of Qualifying Status. The Optionee shall have the right to exercise the vested portion of this Option only while he is a director of the Company, and for a period of ninety (90) days following the termination of his relationship for reasons other than fraud, dishonesty, or disloyalty to the Company. For the purposes of this Section, a relationship with the Company shall be deemed to continue during the period when the Optionee is on military duty, sick leave, or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days, or, if longer, so long as a statute or contract guarantees the Optionee's right to reemployment with the Company. When the period of leave exceeds ninety (90) days and the Optionee's right to re-employment is not guaranteed either by statute or contract, the relationship will be deemed to have terminated on the ninety-first (91) day of such leave.

           7. Compliance With Securities Laws. The written notice by which Optionee shall exercise this option shall contain representations on behalf of the Optionee that the Optionee acknowledges that the Company is selling or distributing Shares to the Optionee under a claim of exemption from registration under the Securities Act of 1933, as amended, (hereinafter referred to as the "Act"), as a transaction not involving any public offering; that the Optionee represents and warrants that the Optionee is acquiring such Shares with a view to investment and not with a view to distribution or resale; and that the Optionee agrees not to make any sale or other distribution or disposition of such Shares unless (i) a registration statement with respect to such Shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with applicable state law, or (ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Act or applicable state law will be involved in such transfer. The Company shall include on any certificate for Shares issued under the Plan such legend restricting the transfer thereof as it may deem appropriate to comply with any requirement established by law or by the rule of any stock exchange. At least six (6) months must elapse from the date of acquisition of each option to the date of disposition of the option (other than upon exercise or conversion) or of the Shares acquired through exercise of the option.

           8. Adjustment to Number of Shares. The number and kind of Shares subject to this option and the option price shall be proportionately adjusted by the Compensation Committee of the Board for any increase, decrease, or change in the total outstanding common voting stock of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up,


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combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of common voting stock by the Company in consideration for money, services or property or by reason of the conversion of convertible stock to common voting stock).

           9. Rights as Shareholder. The Optionee shall have no rights as a Shareholder with respect to the Shares purchased by the Optionee pursuant to an exercise of this option until the date of the written exercise of the option from Optionee to the Company. No adjustment shall be made for dividends or for distributions of any other kind with respect to Shares for which the record date is prior to the date of the written exercise of the option from Optionee to the Company.

           10. Non-Assignability. This option shall be exercisable during Optionee's lifetime only by the Optionee, and shall not be assignable or transferable by the Optionee, whether voluntarily or by operation of law, except as provided in Section 4 of this Agreement. Any attempt to assign or transfer this option, except as provided in Section 4, shall be void.

           11. Dissolution, Merger or Reorganization of Company. In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; or (3) other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, any outstanding options hereunder shall terminate except: (i) when another corporation shall assume such options or substitute new options therefore; and (ii) the Compensation Committee of the Board shall have the discretion and power in any such event to determine, and to make effective provisions therefore, that Optionee may exercise this option for such number of shares, not exceeding the total number specified by the option, as the Compensation Committee may determine and/or that any outstanding options shall continue in full force and effect.

           12. Tax Withholding. The Company shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise, or surrender of any option, or the sale of Shares acquired upon the exercise of an option, in order for the Company to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender or sale, as the case may be. Under appropriate circumstances, such right shall include the right to receive payment from the Optionee of the required withholding amount.

           13. Stock Option Plan. All the terms and provisions of the Plan, a copy of which is attached hereto, are hereby expressly incorporated into this Agreement and made a part hereof as if printed herein.

           14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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           IN WITNESS WHEREOF, the Company has caused this Agreement
to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, the day and year written above.

                               HUDSON HOTELS CORPORATION


                               By:
                               ----------------------------------
                               Title:


                               ----------------------------------
                               John. P. Buza


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